INDEPENDENT AUDITORS’ CONSENT

Securities and Exchange Commission
Washington, DC

We consent to the use in this Registration Statement of Invision Capital, Inc. on Form 10-SB Amendment #1, of our report dated January 29, 2004, appearing in the Prospectus and the Selected Financial Data, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Cordovano and Honeck, P.C.
Denver, Colorado
February 4, 2004